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                                                                    Exhibit 10.3

                          AMENDMENT TO TCSI CORPORATION
                            1991 STOCK INCENTIVE PLAN
                               (December 8, 1995)

     WHEREAS, Section 5.3 of the 1991 Stock Incentive Plan, as amended (the "Plan"), permits amendment of the Plan by the Board of Directors of TCSI Corporation (the "Company").

     NOW, THEREFORE, the Company hereby amends Section 1.4 of the Plan to read as set forth below:

     1.4 Shares Available Under the Plan

     Thereby is hereby reserved for issuance under this Plan, subject to the provisions of Article IV hereof, and the maximum aggregate number of common shares that may be issued pursuant to this Plan is 5,000,000 which shall be increased by 500,000 shares per year beginning on January 1, 1997.

     The shares reserved for issuance to this Plan may be authorized shares. Shares which are subject to Options which, by reason of the expiration, cancellation, or other termination of such options prior to issuance, are not issued, and restricted shares that are forfeited after their issuance, shall again be available for future Awards.

     All Awards to participants who are subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, granted hereunder prior to submission of this amendment to the Plan for shareholder approval, shall be null and void if the shareholders of the Company do not approve this amendment to the Plan on or before December 31, 1996.

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                          AMENDMENT TO TCSI CORPORATION
                            1991 STOCK INCENTIVE PLAN
                                 (March 1, 1996)

     WHEREAS, Section 5.3 of the 1991 Stock Incentive Plan, as amended (the "Plan"), permits amendment of the Plan by the Board of Directors of TCSI Corporation (the "Company");

     WHEREAS, the following amendments to the Plan will become effective upon approval by the shareholders of the Company:

     NOW, THEREFORE, the Plan is amended to read as set forth below:

     1.   Article I, Section 1.2(f) of the Plan is amended to read as follows:

          "(f) "Committee" shall mean a committee of at least two (2) disinterested Directors (who qualify as "disinterested" within the meaning of Section 162(m) of the Code and the regulations of the U.S. Treasury Department promulgated thereunder) appointed by the Board to administer the Plan."

     2.   Article I of the Plan is amended by adding the following new section:

          "1.8 Limitation on Number of Shares Underlying Options Awards Made Under the Plan to Any One Participant. To the extent required by applicable Regulations promulgated under Section 162(m) of the Code, the maximum number of shares of common stock subject to Option Awards that may be granted to any one Participant under the Plan in any fiscal year is 200,000, inclusive of all Options that have been canceled, surrendered, or repriced."

     3. Article II, Section 2.2(d) is amended by adding the following new final sentence, as follows:

          "The number of shares underlying Option Awards to any one Participant is subject to the limitation of Section 1.8 hereof."

     4. Article II, Section 2.3(h) is amended by adding the following new final sentence, as follows:

          "The number of shares underlying Option Awards to any one Participant is subject to the limitation of Section 1.8 hereof."